EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Advocat Inc.
Brentwood, Tennessee
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-93940, 33-93950 and 333-134905) of Advocat Inc. our reports dated March 13, 2007, relating to the consolidated financial statements and financial statement schedule and the effectiveness of Advocat Inc.’s internal control over financial reporting which appear in this Annual Report on Form 10-K.
/s/ BDO Seidman, LLP
Memphis, Tennessee
March 13, 2007